UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only

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☒    Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NATIONAL FINANCIAL PARTNERS CORP.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

National Financial Partners Corp.

787 Seventh Avenue, 49th Floor

New York, NY 10019

Dear Stockholder:

It is our pleasure to invite you to the Annual Meeting of Stockholders of National Financial Partners Corp. (the “Company”). The Annual Meeting will be held at 10:00 a.m. on Wednesday, May 19, 2004 at the Rihga Royal Hotel located at 151 West 54th Street, New York, NY 10019.

At our Annual Meeting you will be asked to:

•	Elect seven directors to the Company’s Board of Directors;

•	Approve the adoption of the Company’s Management Incentive Plan;

•	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

•	Conduct any other business properly brought before the Annual Meeting.

The formal Notice of Annual Meeting and Proxy Statement follow and contain additional information regarding the matters to be acted on at the Annual Meeting.

If you were a stockholder of record at the close of business on April 2, 2004, you are entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 2, 2004 will be available for inspection during ordinary business hours at the Company’s offices located at 787 Seventh Avenue, 49th Floor, New York, New York 10019, from May 8, 2004 until the date of the Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Your vote is important. It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings and regardless of whether or not you plan to attend the Annual Meeting in person. Accordingly, please mark, sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope to ensure that your shares will be represented. Alternatively, you may be able to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these services, if available to you, can be found on the enclosed Proxy Card or voting instruction form. By following these instructions, your shares will be voted even if you are unable to attend the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person or change your proxy vote, you may of course do so.

Attendance at the Annual Meeting. Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, prior to admission to the Annual Meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the close of business on April 2, 2004. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Thank you for your participation in these initiatives.

Sincerely,

Jessica M. Bibliowicz
Chairman and Chief Executive Officer

April 15, 2004

National Financial Partners Corp.

787 Seventh Avenue, 49th Floor

New York, NY 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 19, 2004

To the Stockholders of

NATIONAL FINANCIAL PARTNERS CORP.:

The Annual Meeting of Stockholders of National Financial Partners Corp., a Delaware corporation (“NFP” or the “Company”), will be held on Wednesday, May 19, 2004, at 10:00 a.m., at the Rihga Royal Hotel located at 151 West 54th Street, New York, NY 10019, for the following purposes:

(1)	To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

(2)	To approve the adoption of the Management Incentive Plan.

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

(4)	To transact such other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record of common stock of the Company, par value $0.10 per share, at the close of business on April 2, 2004, will be entitled to notice of, and to vote on, all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

WE ASK THAT YOU VOTE PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES ARE REPRESENTED. YOU MAY VOTE EITHER BY MARKING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE. PLEASE REFER TO THE PROXY CARD OR OTHER VOTING INSTRUCTIONS INCLUDED WITH THESE PROXY MATERIALS FOR GUIDANCE ON VOTING BY TELEPHONE OR VIA THE INTERNET.

By order of the Board of Directors,

Douglas W. Hammond

General Counsel and Corporate Secretary

April 15, 2004

National Financial Partners Corp.

787 Seventh Avenue, 49th Floor

New York, NY 10019

PROXY STATEMENT

Annual Meeting of Stockholders

Wednesday, May 19, 2004

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of Common Stock of National Financial Partners Corp. (“NFP” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the 2004 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Rihga Royal Hotel located at 151 West 54th Street, New York, NY 10019, on Wednesday, May 19, 2004, at 10:00 a.m., and at any adjournments or postponements thereof. These proxy materials are being sent on or about April 15, 2004 to stockholders of record at the close of business on April 2, 2004 of the Company’s common stock, par value $0.10 per share (“Common Stock”).

If you are a “holder of record” (that is, if your shares are registered in your own name with NFP’s transfer agent), you may vote by using the enclosed Proxy Card. You must sign and date the Proxy Card and return it in the enclosed postage paid envelope. As a holder of record, you may also vote by telephone, or electronically through the Internet, by following the instructions included with your Proxy Card. If you are a holder of record and attend the Annual Meeting, you may deliver your completed Proxy Card in person.

If you hold your shares in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you. If you want to vote in person at the Annual Meeting and hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring the additional proxy to the Annual Meeting.

If you would like to change your vote, you should:

•	Send in a new Proxy Card with a later date; or

•	Cast a new vote by telephone or through the Internet.

If you vote your proxy before the Annual Meeting, you may still attend the Annual Meeting, and if the Company is able to verify that you are a holder of record, you may change your previously submitted proxy by voting again in person. The last proxy properly submitted by you before voting is closed at the Annual Meeting will be counted. If you wish to revoke rather than change your vote, the Company must receive a written revocation prior to the closing of the vote at the Annual Meeting. A written revocation must be sent to the Corporate Secretary at National Financial Partners Corp., 787 Seventh Avenue, 49th Floor, New York, NY 10019. Revocation by written notice to the Corporate Secretary of the Company, or a vote change by submission of a later proxy, will not affect a vote on any matter which is taken by the Company prior to the receipt of the notice or later proxy. A stockholder’s mere presence at the Annual Meeting will not change or revoke the appointment of such stockholder’s proxy. If not changed or revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder.

Unless you give other instructions on your Proxy Card, or, if available, by telephone or through the Internet, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth below together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	FOR the slate of directors described in this Proxy Statement (Proposal I);

•	FOR the approval of adoption of the Management Incentive Plan (Proposal II); and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2004 fiscal year (Proposal III).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated an independent third party, Mellon Investor Services LLC, to receive and tabulate stockholder proxy votes. Stockholder votes on any particular issue will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (a) where disclosure is required by applicable law, (b) where disclosure of a vote of a stockholder is expressly requested by such stockholder or (c) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

This solicitation is being made by NFP. All expenses incurred in connection with this solicitation will be borne by NFP. Directors, officers and other employees of NFP also may solicit proxies, without additional compensation, by telephone, in person or otherwise. In addition, the Company requests that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and agrees to reimburse such persons and the Company’s transfer agent for reasonable out-of-pocket expenses incurred in forwarding such materials.

VOTING SECURITIES

Stockholders of record of Common Stock at the close of business on April 2, 2004, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to each matter properly brought before the Annual Meeting. On April 2, 2004, 60,000,000 shares of Common Stock were authorized, 34,728,309 shares of Common Stock were issued and 33,600,745 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the stockholders of record of a majority of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business at the Annual Meeting. Thus, the presence in person or by proxy of holders of at least 16,800,373 shares of Common Stock shall be required to establish a quorum.

Votes Required

Proxies received but marked as “abstain” or “withhold authority” and broker non-votes will be included in the calculation of the number of votes considered to be “present” at the Annual Meeting for determining whether a quorum exists. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner. Your broker or nominee may not be permitted to exercise discretion with respect to some of the matters to be acted upon at the Annual Meeting. Under the rules of the New York Stock Exchange, Inc. (the “NYSE”), brokers or nominees who do not receive instructions from the beneficial owner of shares will not be entitled to vote on the adoption of the Management Incentive Plan. In the event of a broker non-vote with respect to any proposal properly brought before the Annual Meeting, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed a vote cast on that proposal and will have no effect on the outcome of the vote.

Proposal I. Election of Directors. The affirmative vote of a majority of the votes cast with respect to the matter by stockholders entitled to vote at the Annual Meeting is required for the election of directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld with respect to the election of one or more nominees will be counted as a negative vote as to such nominee or nominees.

Proposal II. Approval of Adoption of the Management Incentive Plan. The affirmative vote of a majority of the votes cast with respect to the matter by stockholders entitled to vote at the Annual Meeting is required to approve adoption of the Management Incentive Plan. An abstention from voting on this matter will be counted as a vote cast with respect to this proposal and will have the same effect as a vote against the proposal.

Proposal III. Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors. The affirmative vote of a majority of the votes cast with respect to the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004. An abstention from voting on this matter will be counted as a vote cast with respect to this proposal and will have the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

The following table lists stockholders that are known to the Company to beneficially own more than 5% of NFP’s Common Stock as of April 2, 2004.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Apollo Management IV, L.P (2) 1301 Avenue of the Americas, 38th Floor New York, NY 10019	6,750,058	20.1%

(1)	Beneficial ownership is a term broadly defined under Securities and Exchange Commission (“SEC”) rules and regulations. The information contained in this table is based on (a) a Schedule 13-G report filed with the SEC on February 13, 2004 by Apollo Investment Fund IV, L.P. (“AIFIV”), Apollo Overseas Partners IV, L.P. (“Overseas IV”), Apollo Advisors IV, L.P. (“Advisors IV”) and Apollo Management IV, L.P. (“Management IV”) and (b) information available to NFP after taking into account the participation of AIFIV and Overseas IV in NFP’s registered secondary offering of its Common Stock which closed on April 2, 2004. Advisors IV serves as the general partner of AIFIV and the managing general partner of Overseas IV. Management IV serves as the manager of AIFIV, Overseas IV and Advisors IV.
(2)	Represents shares beneficially held by AIFIV (6,401,602 shares) and Overseas IV (348,456 shares). AIFIV disclaims beneficial ownership of shares held by Overseas IV and Overseas IV disclaims beneficial ownership of shares held by AIFIV, except to the extent each such entity has a pecuniary interest in such securities. As the general partner of AIFIV and the managing general partner of Overseas IV, Advisors IV may be deemed to beneficially own all of the shares of Common Stock beneficially owned by AIFIV and Overseas IV. As the manager of AIFIV, Overseas IV and Advisors IV, Management IV may be deemed to beneficially own all of the shares of Common Stock beneficially owned by AIFIV, Overseas IV and Advisors IV.

Directors and Named Executive Officers

The following table lists the beneficial ownership of NFP’s Common Stock, as of April 2, 2004, by each director and each Named Executive Officer (as hereinafter defined) as well as by all directors, Named Executive Officers and other current executive officers as a group.

Name and Address*	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Executive Officers and Directors
Jessica M. Bibliowicz (2)	557,571	1.6%
Mark C. Biderman	127,857	**
R. Bruce Callahan (3)	191,793	**
Robert R. Carter (4)	164,812	**
Jeffrey A. Montgomery	21,000	**
Stephanie W. Abramson	12,500	**
Arthur S. Ainsberg	20,000	**
Marc E. Becker	—	—
Matthew Goldstein	6,000	**
Shari Loessberg	6,000	**
Marc J. Rowan	—	—
All executive officers and directors as a group (15 persons)	1,221,783	3.5%

*	All addresses are c/o National Financial Partners Corp., 787 Seventh Avenue, 49th Floor, New York, NY 10019.
**	Less than 1.0% of the outstanding shares of Common Stock.
(1)

To NFP’s knowledge, all Named Executive Officers and directors beneficially own the shares shown next to their names either in their sole names or jointly with their spouses, unless indicated otherwise below. The totals include shares of Common Stock subject to options held by each person granted under one or more of NFP’s Stock Incentive Plans (as defined below) that are or will become exercisable within 60 days of April 2, 2004.

(2)	Ms. Bibliowicz owns 2,000 shares of Common Stock jointly with her children.
(3)	Mr. Callahan owns 200 shares of Common Stock jointly with his brother-in-law.
(4)	Mr. Carter owns 1,000 shares of Common Stock jointly with his father-in-law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that NFP’s executive officers and directors and persons that beneficially own more than 10% of NFP’s Common Stock file certain reports of beneficial ownership of the Common Stock and changes in such ownership with the SEC and provide copies of these reports to NFP. Purchases and sales of the Company’s Common Stock by such persons are published on the Company’s website at http://www.nfp.com/ir/. Based solely on NFP’s review of these reports and written representations furnished to NFP, NFP believes that in 2003 each of the reporting persons complied with these filing requirements. In February 2004, Robert R. Carter, a current executive officer of NFP Insurance Services, Inc. (“NFPISI”) and a former director of NFP, made a late filing of a Form 4 to report his acquisition, in January 2004, of 73 shares of Common Stock.

INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information concerning the Company’s directors and executive officers as of April 2, 2004.

Name	Age	Position
Jessica M. Bibliowicz	44	Chairman, President and Chief Executive Officer
Mark C. Biderman	58	Executive Vice President and Chief Financial Officer
Douglas W. Hammond	38	Executive Vice President and General Counsel
Jeffrey A. Montgomery	37	Chief Executive Officer and President of NFPSI
Randall E. Paulson	42	Executive Vice President, Acquisitions and Strategic Development
Elliot M. Holtz	40	Executive Vice President, Marketing and Firm Operations
Gerald H. Goldberg	53	Executive Vice President, Administration
R. Bruce Callahan	64	Chairman and Chief Executive Officer of NFPISI
Robert R. Carter	52	President of NFPISI
Stephanie W. Abramson	59	Director
Arthur S. Ainsberg	57	Director
Marc E. Becker	31	Director
Matthew Goldstein	62	Director
Shari Loessberg	43	Director
Marc J. Rowan	41	Director

Jessica M. Bibliowicz. Ms. Bibliowicz has served as NFP’s President and Chief Executive Officer and as a director since April 1999 and as Chairman of the Board of Directors since June 2003. From June 1997 to April 1999, Ms. Bibliowicz served as President of John A. Levin & Co., a registered investment advisor. From January 1994 to June 1997, Ms. Bibliowicz served as Executive Vice President and Head of Smith Barney Mutual Funds. Ms. Bibliowicz serves on the board of directors of Eaton Vance Mutual Funds. Ms. Bibliowicz received an A.B. in Business from Cornell University. Ms. Bibliowicz has over 20 years of industry experience.

Mark C. Biderman. Mr. Biderman has served as NFP’s Executive Vice President and Chief Financial Officer since November 1999. From May 1987 to October 1999, Mr. Biderman served as Managing Director and

Head of the Financial Institutions Group in the Corporate Finance Department of CIBC World Markets Group and its predecessor Oppenheimer & Co., Inc. Mr. Biderman received his B.S.E. from Princeton University and his M.B.A. from Harvard University. Mr. Biderman has over 33 years of financial services industry experience.

Douglas W. Hammond. Mr. Hammond joined NFP in November 1999 and has served as NFP’s Executive Vice President and General Counsel since January 2004 and served as NFP’s Executive Vice President and Deputy General Counsel from December 2002 to January 2004. Prior to joining NFP, Mr. Hammond was associated with the law firm LeBoeuf, Lamb, Greene & MacRae, L.L.P., where he specialized in corporate insurance and regulatory matters, for the period from March 1998 to November 1999. From 1995 to March 1998, Mr. Hammond held various legal and business positions in the financial institutions division of Gulf Insurance Group, Inc., a specialty lines insurance company headquartered in New York City. Mr. Hammond received his B.A. from Fairfield University and J.D. from St. John’s University School of Law. Mr. Hammond has over 11 years of industry experience.

Jeffrey A. Montgomery. Mr. Montgomery has served as the Chief Executive Officer and President of NFP Securities, Inc. (“NFPSI”) since May 2001. From September 2000 to May 2001, Mr. Montgomery served as President and Chief Executive Officer of Accredited Investor Services, Inc., an investment advisory and financial planning firm. From March 1997 to September 2000, Mr. Montgomery was the President and Chief Executive Officer of Washington Square Securities, Inc., an ING Reliastar broker-dealer. Mr. Montgomery received a B.A. from the University of St. Thomas and a J.D. from the University of Oregon School of Law. Mr. Montgomery has over 10 years of industry experience.

Randall E. Paulson. Mr. Paulson has served as NFP’s Executive Vice President, Acquisitions and Strategic Development since February 2002. During the period from May 2001 to February 2002, Mr. Paulson was active as a private investor. From January 2000 to May 2001, Mr. Paulson was Co-Founder and President of NeoModal, LLC, a logistics and software firm in Charlotte, North Carolina. From February 1993 to March 2000, Mr. Paulson served in a variety of positions with Bear, Stearns & Co. Inc., including that of Senior Managing Director in Mergers & Acquisitions. From August 1989 to February 1993, Mr. Paulson was with the Corporate Finance Group of GE Capital Corporation, the diversified financial services business of General Electric Corporation. Mr. Paulson has a B.S.B. in Accounting from the University of Minnesota and a Masters of Management from the Kellogg Graduate School of Management at Northwestern University. Mr. Paulson has over 13 years of industry experience.

Elliot M. Holtz. Mr. Holtz joined NFP in August 1999 and has served as NFP’s Executive Vice President, Marketing and Firm Operations since December 2002 and served as Senior Vice President, Marketing and Firm Operations prior to that. From 1997 until immediately prior to joining NFP, Mr. Holtz was a partner at Orion Healthcare Consulting Group, an insurance consulting firm. From 1994 to 1997, Mr. Holtz was with UnitedHealthcare, ultimately running its health plan operations in the Pennsylvania and Delaware markets. Prior to that, Mr. Holtz was with Metropolitan Life Insurance Company’s Institutional Operations. Mr. Holtz is a graduate of George Washington University. Mr. Holtz has over 18 years of industry experience.

Gerald H. Goldberg. Mr. Goldberg joined NFP in February 2000 and has served as NFP’s Executive Vice President, Administration since January 2004. Prior to that, he served as NFP’s Senior Vice President and Chief Technology Officer. From August 1998 until February 2000, Mr. Goldberg was a principal of an eSolution’s consulting organization specializing in financial services. Mr. Goldberg has held Chief Information Officer positions at First Albany Corporation from June 1997 to August 1998 and at ING from December 1993 to June 1997. Mr. Goldberg has a B.S. from Brooklyn College and an MBA from Baruch University.

R. Bruce Callahan. Mr. Callahan has served as Chairman and Chief Executive Officer of NFPISI since January 1999. From April 1986 to January 1999, Mr. Callahan was a founder and managing partner of Partner Holdings, Inc. before it was acquired by NFP in January 1999. Mr. Callahan served as a director from October

2000 to August 2003. Prior to that, he shared a directorship with Robert R. Carter, through which they shared one vote, from NFP’s inception to October 2000. Mr. Callahan has a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

Robert R. Carter. Mr. Carter has served as President of NFPISI since January 1999. From April 1986 to January 1999, Mr. Carter was a founder and managing partner of Partner Holdings, Inc. before it was acquired by NFP in January 1999. Mr. Carter served as a director from October 2000 to August 2003. Prior to that, he shared a directorship with R. Bruce Callahan, through which they shared one vote, from NFP’s inception to October 2000. Mr. Carter has a B.A. from Howard Payne University and an M.A. from Southwestern Seminary.

Stephanie W. Abramson. Ms. Abramson has served as a director since August 2003. Ms. Abramson has been a lawyer and consultant in private practice since January 2003. From February 2001 to January 2003, Ms. Abramson served as Chief Legal Officer and Chief Corporate Development Officer of Heidrick & Struggles International, Inc. From June 1995 to November 2000, Ms. Abramson served as Executive Vice President, General Counsel and Secretary of Young & Rubicam Inc. Prior to joining Young & Rubicam Inc., Ms. Abramson was a Partner with Morgan, Lewis & Bockius. Ms. Abramson is a member of the Committee of Harvard University Board of Overseers to Visit the College and has been a member of various committees of the Association of the Bar of the City of New York. Ms. Abramson received a B.A. in Government from Radcliffe College of Harvard University and a J.D. from the New York University School of Law.

Arthur S. Ainsberg. Mr. Ainsberg has served as a director since July 2003. Mr. Ainsberg has served as a director, Chairman of the Audit Committee and member of the Compliance Committee of Nomura Securities, Inc. since 1996. Mr. Ainsberg served as Chairman of the New York State Board for Public Accountancy from 1999 to 2000 and was a member of the Board from 1993 to 2001. From 1998 to 2000, he was a member of the Board of District 10 of the National Association of Securities Dealers. Mr. Ainsberg was Chief Operating Officer at two investment partnerships, Brahman Capital Corp. from 1996 to 2000 and Bessent Capital Corp. during 2001. In December 2003, Mr. Ainsberg was appointed the Independent Research Consultant for Morgan Stanley & Co. and is responsible for selecting and monitoring the providers of independent research for the clients of Morgan Stanley. Mr. Ainsberg is a certified public accountant and received his B.B.A. in Accounting and his M.B.A. in Finance from Baruch College.

Marc E. Becker. Mr. Becker has served as a director since NFP’s inception. Since 1996, Mr. Becker has been associated with Apollo Advisors, L.P., founded in 1990, which together with its affiliates, acts as the general partner of the Apollo Investment Funds, private securities funds. Mr. Becker is a director of Pacer International, Inc. and Quality Distribution, Inc. Mr. Becker received a B.S. from The Wharton School of Business at the University of Pennsylvania.

Matthew Goldstein. Dr. Goldstein has served as a director since August 2003. Dr. Goldstein has served as Chancellor of The City University of New York since September 1999. From September 1998 to September 1999, Dr. Goldstein was President of Adelphi University. Dr. Goldstein has served in senior academic and administrative positions for more than twenty years, including as President of Baruch College, President of the Research Foundation and Acting Vice Chancellor for Academic Affairs of The City University of New York. Dr. Goldstein is also a director of JPMorgan Mutual Funds and New Plan Excel Realty Trust, Inc. Dr. Goldstein received a B.B.A. in statistics and mathematics from The City College of The City University of New York and a Ph.D. in mathematical statistics from the University of Connecticut.

Shari Loessberg. Ms. Loessberg has served as a director since August 2003. Since September 1999, Ms. Loessberg has served as Senior Lecturer at the Massachusetts Institute of Technology Sloan School of Management. In July 2000, Ms. Loessberg co-founded Zeta Networks, an optical networking components firm, and served as its Chief Operating Officer until May 2002. Ms. Loessberg served as President of the strategy firm Big World from May 1998 to June 2000. For the five years prior to that, Ms. Loessberg was in Moscow, Russia, serving as Partner, Director and General Counsel of the firm now known as Brunswick UBS. Ms. Loessberg received an A.B. in English Literature from Georgetown University and a J.D. from the University of Texas School of Law.

Marc J. Rowan. Mr. Rowan has served as a director since NFP’s inception. Mr. Rowan is a founding partner of Apollo Management, L.P., a private investment partnership that manages a series of institutional funds focused on complex equity investments, leveraged buyouts and corporate reorganizations. Mr. Rowan is also a director of Wyndham International, Inc., AMC Entertainment Inc., Quality Distribution, Inc., SkyTerra Communications Inc., Cablecom GmbH and iesy Hessen GmbH & Co, KG. Mr. Rowan is active in charitable activities. He is a founding member and serves on the executive committee of the Youth Renewal Fund and is a member of the board of directors of the National Jewish Outreach Program, Riverdale Country School and the Undergraduate Executive Board of The Wharton School of the University of Pennsylvania. Mr. Rowan holds a B.S. degree and an M.B.A. degree from The Wharton School of Business at the University of Pennsylvania.

Board of Directors

The Board of Directors oversees NFP’s business and directs NFP’s management. The Board of Directors does not involve itself with the day-to-day operations and implementation of NFP’s business. Instead, the Board of Directors meets periodically with management to review NFP’s performance and NFP’s future business strategy. Members of the Board of Directors also regularly consult with management. The Board of Directors met four times during 2003. Each director attended, either in person or by telephone, at least 75% of the aggregate of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during 2003 (in each case, which were held during the period for which he or she was a director).

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Corporate Secretary, National Financial Partners Corp., 787 Seventh Avenue, 49th Floor, New York, New York 10019. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

The Company’s non-management directors meet in regularly scheduled executive sessions without management present in order to freely evaluate the performance of the Company’s management. The chairman of the Nominating and Corporate Governance Committee serves as the presiding director at such executive sessions. In addition, the Company’s non-management independent directors meet in executive session at least twice per year. Stockholders and other interested persons may contact the presiding director or the non-management directors as a group by sending an e-mail to presidingdirector@nfpexternal.com.

The Company believes that it is important for members of the Board of Directors to attend the Company’s annual meetings of stockholders and therefore, in February 2004, adopted a policy encouraging all directors to use best efforts to attend all annual meetings. The Company’s 2003 Annual Meeting of Stockholders was held shortly before the Company’s initial public offering of its Common Stock (the “IPO”). One director was present at the Company’s 2003 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors also conducts business through certain committees, including: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In 2003, the Audit Committee met five times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met twice. The composition, purpose and responsibilities of each committee are set forth below.

The Audit Committee

Members: Mr. Ainsberg (Chairman), Ms. Abramson and Mr. Goldstein. The primary responsibilities of the Audit Committee are to assist the Board of Directors in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The Company’s independent auditors’ qualifications and independence;

•	The performance of the Company’s internal audit function and independent auditors; and

•	The Company’s management of market, credit, liquidity and other financial and operational risks.

The Board of Directors has determined that all three members of the Audit Committee are “independent” within the meaning of the rules of both the SEC and the NYSE. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that the Audit Committee chairman, Mr. Ainsberg, has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. Upon the recommendation of the Audit Committee, the Board of Directors adopted an amended and restated Audit Committee Charter in March 2004, which is attached as Appendix A to this Proxy.

The Audit Committee and the Board of Directors have developed the Company’s Whistleblower Protection Procedures, which set forth procedures for the Audit Committee to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters. A copy of the Company’s Whistleblower Protection Procedures is available on the Company’s website at http://www.nfp.com/ir/.

The report of the Audit Committee is set forth below on page 11.

The Compensation Committee

Members: Ms. Abramson (Chairman), Mr. Goldstein and Ms. Loessberg. The primary responsibilities of the Compensation Committee are as follows:

•	To oversee the Company’s compensation and employee benefit plans;

•	To approves all salary levels and incentive awards for executive officers; and

•	To review and make recommendations to the Board of Directors on the Company’s incentive-compensation and equity-based plans.

The Compensation Committee administers NFP’s 1998 Stock Incentive Plan, 2000 Stock Incentive Plan, 2000 Stock Incentive Plan for Principals and Managers, 2002 Stock Incentive Plan and 2002 Stock Incentive Plan for Principals and Managers (collectively, the “Stock Incentive Plans”). The Compensation Committee will, subject to its approval by stockholders, administer the Management Incentive Plan (see page 23 below) pursuant to which the bonus compensation of certain senior executives of the Company will be determined. The Board of Directors has determined that all three members of the Compensation Committee are “independent” within the meaning of the rules of the NYSE. The report of the Compensation Committee is set forth below on page 15.

The Nominating and Corporate Governance Committee

Members: Mr. Goldstein (Chairman), Mr. Ainsberg, Ms. Abramson and Ms. Loessberg. The primary responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	To identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;

•	To advise the Board of Directors with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and

•	To oversee the evaluation of the Board of Directors and the Company’s management.

The Board of Directors has determined that all four members of the Nominating and Corporate Governance Committee are “independent” within the meaning of the rules of the NYSE. The report of the Nominating and Corporate Governance Committee is set forth below on page 12.

Compensation of the Board of Directors

Annual Fees and Option Grants

Prior to August 4, 2003, directors did not receive compensation for their services as members of the Board of Directors or board committees other than being reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and board committees. Commencing August 4, 2003 and upon the election of independent directors, NFP agreed to pay its independent directors $45,000 per year plus $2,000 for each meeting attended in person or $1,000 per meeting attended telephonically. The chairman of the Audit Committee will receive an additional $15,000 per year and the chairman of the Compensation Committee will receive an additional $5,000 per year. For fiscal year 2003, the independent directors only received fees for the third and fourth quarters. In addition, Arthur Ainsberg, Stephanie Abramson, Matthew Goldstein and Shari Loessberg received a grant of fully vested options at fair market value to purchase 10,000, 10,000, 5,000 and 5,000 shares of the Company’s Common Stock, respectively, in connection with their election as independent directors in 2003.

AUDIT COMMITTEE REPORT

The members of the Audit Committee have been appointed by the Company’s Board of Directors. All three members of the Audit Committee are “independent” within the meaning of the rules of both the SEC and the NYSE. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Ainsberg, the chairman of the Audit Committee, has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee is governed by a Charter, which was approved and adopted by the Board of Directors and amended and restated in March 2004 to incorporate recently adopted regulatory requirements and the additional responsibilities of the Audit Committee thereunder. The Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement and is also available on the Company’s website at http://www.nfp.com/ir/, is reviewed and reassessed annually by the Audit Committee.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference into any such filing.

The Audit Committee assists the Board of Directors in monitoring:

•	The integrity of the financial statements of the Company;

•	The compliance by the Company with legal and regulatory requirements;

•	The qualifications, performance and independence of the Company’s independent external auditors;

•	The performance of the Company’s internal audit function; and

•	The Company’s management of market, credit, liquidity and other financial and operational risks.

Management is responsible for the preparation and integrity of the Company’s financial statements. The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2003 and met with both management and the Company’s external auditors to discuss those financial statements, including the critical accounting policies on which the financial statements are based.

The Audit Committee has received from, and discussed with, the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

AUDIT COMMITTEE

Arthur S. Ainsberg (Chairman)

Stephanie W. Abramson

Matthew Goldstein

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The members of the Nominating and Corporate Governance Committee have been appointed by the Company’s Board of Directors. The Nominating and Corporate Governance Committee is comprised of three directors who are each “independent” within the meaning of the rules of the NYSE. The Nominating and Corporate Governance Committee is governed by a Charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at http://www.nfp.com/ir/.

The primary responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	To identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;

•	To advise the Board of Directors with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and

•	To oversee the evaluation of the Board of Directors and the Company’s management.

Selection and Nomination of Directors

In March 2004, the Nominating and Corporate Governance Committee developed and recommended to the Board of Directors for adoption National Financial Partners Corp.’s Guidelines for the Selection of Directors (the “Director Guidelines”), which were adopted by the Board of Directors that month.

The Nominating and Corporate Governance Committee identifies candidates to the Board of Directors by introduction from members of the Board of Directors, management, employees or other sources and stockholders that satisfy the Company’s policy regarding stockholder recommended candidates. A search firm may be retained by the Nominating and Corporate Governance Committee to help identify candidates. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The Director Guidelines provide that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the Company’s 2005 Annual Meeting of Stockholders may do so by submitting in writing such nominees’ names to National Financial Partners Corp., 787 Seventh Avenue, 49th Floor, New York, New York 10019, Attention: Presiding Director. Any such stockholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (a) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (b) the written consent of the candidate(s) for nomination as a director, (c) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (d) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Director Guidelines, the Company’s Corporate Governance Guidelines, the Company’s policy regarding stockholder recommended director candidates, as set forth above, and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee’s determination is made based primarily on the following criteria: (a) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business, (b) diversity of viewpoints, backgrounds, experiences and other demographics, (c) business or other relevant experience and (d) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the Company’s needs. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail prior to recommending them to the Board of Directors. Once a candidate is identified whom the Nominating and Corporate Governance Committee and the Board of Directors want to move toward nomination, the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board of Directors enter into discussions with that nominee.

Independent Directors

The Director Guidelines contain the formal director qualification and independence standards adopted by the Board of Directors. The independence standards set forth the criteria by which director independence will be determined and include: prohibitions on material relationships with the Company; limitations on employment of a director or his or her immediate family members with the Company; limitation on the receipt of direct compensation from the Company; prohibition on affiliation with the Company’s present or former auditors; and restrictions on commercial relationships. The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors determined, that a majority of the members of the Board of Directors, and each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, are independent under these standards.

Corporate Governance

The Company is committed to the highest level of honesty, integrity and ethical conduct. The Nominating and Corporate Governance Committee regularly reviews the Company’s corporate governance policies in light of legal, regulatory and corporate governance changes and has voluntarily complied with a number of new SEC, NYSE and other regulatory requirements whose transitional provisions have not yet expired.

Corporate Governance Guidelines

In February 2004, the Nominating and Corporate Governance Committee developed and recommended to the Board of Directors for adoption National Financial Partners Corp.’s Corporate Governance Guidelines, which were adopted by the Board of Directors that month. The Corporate Governance Guidelines set forth guidelines regarding the selection, retention, function, responsibilities, qualifications and expectations of the Board of Directors and its committees.

Code of Business Conduct and Ethics

In February 2004, the Nominating and Corporate Governance Committee developed and recommended to the Board of Directors for adoption National Financial Partners Corp.’s Code of Business Conduct and Ethics (the “Code”), which was adopted by the Board of Directors that month. All of NFP’s employees, officers (including senior executive, financial and accounting officers) and directors are held accountable for adherence to the Code. The Code is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable laws, rules and regulations and honest and ethical conduct. The Code covers all areas of professional conduct, including conflicts of interest, fair dealing, protection of Company assets and confidentiality. Employees are encouraged to promptly report any known or suspected violation of the Code without fear of retaliation. Waiver of any provision of the Code for executive officers and directors may only be granted by the Nominating and Corporate Governance Committee and any such waiver of the Code relating to such individuals will be disclosed by the Company on the Company’s website or by such other means as is required by law or NYSE rules.

Code of Ethics for CEO and Senior Financial Officers

The Board of Directors has also adopted a Code of Ethics for the Company’s Chief Executive Officer and Senior Financial Officers. This code supplements the Company’s Code of Business Conduct and Ethics applicable to all employees and directors and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

Copies of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officers are available on the Company’s website at http://www.nfp.com/ir/ and may also be obtained by any stockholder upon request without charge by writing to the Corporate Secretary, National Financial Partners Corp., 787 Seventh Avenue, 49th Floor, New York, New York 10019.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Matthew Goldstein (Chairman)

Stephanie W. Abramson

Arthur S. Ainsberg

Shari Loessberg

The above report of the Nominating and Corporate Governance Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The members of the Compensation Committee have been appointed by the Company’s Board of Directors. The Compensation Committee is comprised of three directors, all of whom are “independent” within the meaning of the rules of the NYSE. The Compensation Committee is governed by a Charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Compensation Committee. A copy of the Compensation Committee Charter is available on the Company’s website at http://www.nfp.com/ir/.

The primary responsibilities of the Compensation Committee are as follows:

•	To evaluate annually the performance of the Company’s executive officers and to set the salary levels and incentive awards for the Company’s executive officers in light of the goals and objectives of the Company’s executive compensation plans and taking into account the Company’s performance and relative stockholder return; and

•	To oversee the Company’s compensation and employee benefit plans and practices, including the Company’s executive compensation plans and the Company’s incentive compensation and equity-based plans, and make recommendations to the Board of Directors on such plans.

Compensation Philosophy

The Compensation Committee is empowered by the Board of Directors to oversee the compensation practices of the Company with particular attention to the compensation of the executive officers of the Company. The compensation philosophy of the Company is to maintain practices that attract, retain and motivate executive officers with economic incentives linked to the Company’s financial performance, the stockholder returns achieved and the performance of the individual executive officer. The key elements of the Company’s executive compensation program consist of a base salary and the grant of stock options as a long-term incentive intended to align the economic interests of executive officers and stockholders, and also the grant of annual bonuses directly linked to the performance of individual executives and/or the Company as a whole.

Base Salary

The Compensation Committee reviews annually the base salary compensation levels of all executive officers to ensure that base compensation is adequate to attract, retain and motivate qualified executive officers. In general terms, the Compensation Committee aims to set the base salary of its executive officers at levels comparable to prevailing salaries among companies in the financial services and related industries. Additionally, in setting each executive officer’s base salary, the Compensation Committee considers the Company’s financial performance, the stockholder returns achieved and the performance of that executive officer over the course of the preceding year.

Historically, however, the base salary levels of certain executive officers, including the Company’s Chief Executive Officer and the Chief Financial Officer have been set lower than the salaries of persons holding such positions at comparable companies. This reflects the fact that these executive officers received a greater equity-based component of their total compensation package at the time such executive officers first joined the Company. During the early stages of the Company’s existence, the rationale for this decision was two-fold: (a) since there were no direct competitors of the Company in the marketplace, it was difficult for the Company to assess comparable base salary levels at competitor companies and (b) the Company realized that equity-based awards strengthen the alignment of the interests of the executive officers with those of all stockholders, as the value of equity-based awards cannot be realized immediately and depends upon the future performance of the Company and an increase in the market value of its stock.

The base salaries of Jessica M. Bibliowicz, R. Bruce Callahan, Robert R. Carter and Jeffrey A. Montgomery are subject to the terms of the employment agreements between each such executive officer and the Company,

NFPSI or NFPISI, as applicable. On October 29, 2003, the Compensation Committee approved a new two-year employment agreement with Mr. Montgomery which commenced November 1, 2003. The employment agreements are described in more detail below on page 20.

Equity-Based Compensation

The Compensation Committee makes long-term incentive compensation available to the Company’s executive officers through its administration of the Company’s Stock Incentive Plans. In determining long-term incentive components of executive officer compensation, the Compensation Committee considers all factors it deems relevant, including the following:

•	an annual evaluation of the executive officer’s performance;

•	the level of responsibility, experience and skill of the executive officer;

•	the Company’s performance and relative stockholder return; and

•	the historical compensation levels of the executive officer during his or her tenure at the Company.

Using the foregoing criteria, from time to time the Compensation Committee evaluates equity ownership by the Company’s executive officers and may grant equity-based compensation under the Company’s Stock Incentive Plans in order to reward such executive officers for their contributions to achievement of the Company objectives and to further strengthen the alignment of the interests of the Company’s executive officers with those of all stockholders. The Compensation Committee also takes into consideration prior stock option awards to the executive officer and the individual’s overall equity position in the Company.

Equity-based incentive awards have been made in the most recently completed fiscal year at the discretion of the Compensation Committee based on a variety of specific factors relating to the foregoing criteria, including (a) the Company’s financial performance, (b) the consummation of the Company’s IPO in September 2003, (c) the satisfaction of the Company’s goals with respect to consummated acquisitions, (d) the executive officer’s level of responsibility and (e) the executive officer’s demonstrated past and expected future performance.

The Compensation Committee approved the grant of a stock option award to all executive officers at the time of the IPO in recognition of the contribution by such executive officers to the growth of the Company. At the time of the IPO, the Compensation Committee also approved the grant of a stock option award to the Chief Executive Officer, in anticipation of the completion of her new employment agreement and in recognition of her past performance and the consummation of the IPO. In aggregate, 192,500 options were granted to executive officers, including the Chief Executive Officer, at the time of the Company’s IPO. These options were granted with exercise prices equal to the gross IPO offering price and vest incrementally over a five-year period.

Performance-Based Cash Bonus – Corporate Headquarters

The payment of performance-based cash bonuses to the Company’s executive officers is a significant element of the Company’s executive compensation program. The Compensation Committee utilizes annual performance bonuses to provide a direct financial incentive to the Company’s executive officers. Performance bonuses are designed to reward executive officers for the achievement of corporate goals and individual performance in achieving such goals and to compensate executive officers on the basis of the Company’s financial performance.

Employees, including executive officers, of the Company employed at the Company’s New York headquarters received a share of a performance-based bonus pool for the 2003 fiscal year (the “Bonus Pool”). The amount of the budgeted Bonus Pool was calculated based upon a formula that takes into account specified performance goals of the Company, including the satisfaction of the Company’s goals with respect to consummated acquisitions and the Company’s earnings. At the end of the fiscal year, the actual Bonus Pool was increased pursuant to the formula as a result of the Company exceeding its budget with respect to projected earnings. The Compensation Committee allocated a portion of the difference between the budgeted Bonus Pool and the actual Bonus Pool to the Chief Executive Officer to further reward her efforts in connection with the consummation of the IPO. The share of the Bonus Pool allocated to each business unit and to each executive officer, other than the Chief Executive Officer, was determined at the discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer based upon a variety of factors, including: (a) the overall performance of the business unit in achieving certain goals set for the business unit at the beginning of the year, (b) the contribution of the business unit to the overall performance of the Company in achieving critical targets, including corporate earnings and (c) the individual performance of the executive officer and the role of the executive officer within the business unit in achieving the goals set for that business unit.

Performance-Based Cash Bonus – NFPSI and NFPISI

Executive officers employed by either NFPSI and NFPISI received a share of a separate performance-based cash bonus pool for the 2003 fiscal year (the “Texas Bonus Pool”). The amount of the Texas Bonus Pool was discretionary but was calculated based upon the revenue and earnings growth generated from the Company’s Austin operations as compared to the prior fiscal year. The share of the Texas Bonus Pool allocated to each executive officer was determined at the discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer.

Compensation of the Chief Executive Officer

Total compensation of Ms. Bibliowicz, the Company’s Chief Executive Officer, is determined in all respects in accordance with the Company’s compensation philosophy and policies set forth above.

The base salary of Ms. Bibliowicz is subject to the terms of the employment agreement between her and the Company. The employment agreement between Ms. Bibliowicz and the Company terminates on April 5, 2005 and will automatically renew for one year periods unless, at least 180 days before a renewal date, notice is given by the Company or Ms. Bibliowicz to the other party that the agreement will not be extended. Ms. Bibliowicz’s annual base salary of $600,000 has remained the same since she joined the Company in 1999. However, under the terms of her current employment agreement, Ms. Bibliowicz’s base salary may be increased at the sole discretion of the Board. The Compensation Committee is currently working with Ms. Bibliowicz to finalize the terms of a new employment agreement.

In anticipation of the completion of a new employment agreement, Ms. Bibliowicz was granted 100,000 stock options in recognition of her past performance and the consummation of the Company’s IPO. These options were granted with exercise prices equal to the gross IPO offering price and vest incrementally over a five-year period.

The share of the Bonus Pool allocated to Ms. Bibliowicz was determined by the Compensation Committee in its sole discretion based upon the following factors: (a) an evaluation of Ms. Bibliowicz’s performance compared against strategic goals set for her, (b) the extent to which the Company’s performance exceeded goals set for the Company with respect to consummated acquisitions and the Company’s earnings and (c) the Chief Executive Officer’s role in the consummation of the Company’s IPO.

Section 162(m)

The Company’s policy is to maximize the tax deductibility of executive compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Company may decide to pay compensation which may not be deductible if the Company believes it is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE

Stephanie W. Abramson (Chairman)

Matthew Goldstein

Shari Loessberg

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION TABLES AND OTHER INFORMATION

Summary Compensation Table

The following summary compensation table sets forth information concerning the cash and non-cash compensation during 2003 earned by, awarded to or paid to the Company’s Chief Executive Officer and the remaining four most highly compensated executive officers as of December 31, 2003. These officers are referred to as the Company’s “Named Executive Officers” in other parts of this Proxy Statement.

Summary Compensation Table

	2003 Annual Compensation			Long-Term Compensation		All Other Compensation ($)(3)
				Awards	Payouts
Name and Principal Position	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options	LTIP Payouts ($)(2)
Jessica M. Bibliowicz Chairman, President and Chief Executive Officer	$600,000	$725,000	$ —	100,000	$ —	$6,211

Mark C. Biderman Executive Vice President and Chief Financial Officer	300,000	475,000	—	40,000	—	6,908

Robert R. Carter President and Director of NFPISI and Director of NFPSI(4)	400,000	550,000	1,970	5,000	677,000	6,090

R. Bruce Callahan Chairman and Chief Executive Officer of NFPISI and Director of NFPSI(4)	400,000	550,000	2,451	5,000	677,000	6,090

Jeffrey A. Montgomery President, Chief Executive Officer and Director of NFPSI(5)	279,167	330,000	1,595	5,000	—	6,090

(1)	The amounts in this column represent amounts reimbursed for the payment of taxes relating to certain perquisites.
(2)

The amounts in this column represent payments received under the Company’s acquisition bonus program by each of Mr. Carter and Mr. Callahan for acquisitions that they originated that met certain specified criteria. See the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Commitments and Contingencies—Acquisition bonus programs” in the Company’s registration statement on Form S-1, as amended, filed with the SEC on March 26, 2004.

(3)	The amounts in this column represent the Company’s matching contributions under the Company’s 401(k) plan and term life insurance premiums. The Company’s matching contribution under the Company’s 401(k) plan was $6,000 to each of Ms. Bibliowicz, Mr. Biderman, Mr. Carter, Mr. Callahan and Mr. Montgomery. The premium for term life insurance was $211 for Ms. Bibliowicz, $908 for Mr. Biderman and $90 for each of Mr. Carter, Mr. Callahan and Mr. Montgomery.
(4)	Other than stock options awarded by NFP and bonuses paid pursuant to the Company’s acquisition bonus program, Messrs. Carter and Callahan only receive compensation from the Company’s wholly owned subsidiary NFPISI.
(5)	Other than stock options awarded by NFP, Mr. Montgomery only receives compensation from NFPSI.

Option Grants in 2003

The following table sets forth information with respect to grants of stock options to each of the Company’s Named Executive Officers during 2003. Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. Potential realizable value has been calculated using the last reported sales price on December 31, 2003 of the Company’s Common Stock, as quoted on the NYSE, of $27.55 per share.

Options Granted in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
					0%	5%	10%
Jessica M. Bibliowicz	100,000	15.83%	$23.00	9/17/2013	$455,000	$2,125,397	$4,653,537
Mark C. Biderman	40,000	6.33	23.00	9/17/2013	182,000	850,159	1,861,415
Robert R. Carter	5,000	0.79	23.00	9/17/2013	22,750	106,270	232,677
R. Bruce Callahan	5,000	0.79	23.00	9/17/2013	22,750	106,270	232,677
Jeffrey A. Montgomery	5,000	0.79	23.00	9/17/2013	22,750	106,270	232,677

(1)	Potential realizable values are computed by (a) multiplying the number of shares of the Company’s Common Stock underlying the options granted by the last reported sales price on December 31, 2003 of the Company’s Common Stock, as quoted on the NYSE, of $27.55 per share, (b) assuming that the aggregate stock value derived from that calculation compounds at an annual rate of 0%, 5% and 10% over the life of the respective options and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the SEC and do not represent the Company’s estimate or projection of future prices of the Company’s Common Stock.

Aggregated Fiscal Year-End Option Values

The following table shows the fiscal 2003 year-end value of outstanding options for the Company’s Common Stock, whether or not exercisable, held by the Company’s Named Executive Officers. No options were exercised by the Company’s Named Executive Officers during 2003.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jessica M. Bibliowicz	400,000	200,000	$7,020,000	$2,210,000
Mark C. Biderman	90,000	100,000	1,414,500	875,000
Robert R. Carter	87,500	5,000	1,535,625	22,750
R. Bruce Callahan	87,500	5,000	1,535,625	22,750
Jeffrey A. Montgomery	14,000	36,000	130,700	294,300

(1)	“Value of Unexercised In-the-Money Options at Fiscal Year End” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised options at the end of 2003 multiplied by the difference between the exercise price for the grant and the last reported sales price on December 31, 2003 of the Company’s Common Stock, as quoted on the NYSE, of $27.55, excluding grants for which the difference is equal to or less than zero.

Equity Compensation Plan Information

The following table sets forth a description of the Company’s equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options and other rights	Weighted-average exercise price of outstanding options and other rights	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders (1)	6,593,636	$12.46	3,609,646
Total:	6,593,636	$12.46	3,609,646

(1)	The material terms of the Company’s equity compensation plans are set forth in Note 12 “Stock Incentive Plans” to the Company’s consolidated financial statements contained in the Company’s registration statement on Form S-1, as amended, filed with the SEC on March 26, 2004.

Company Arrangements with Executive Officers

Employment Agreements

Jessica M. Bibliowicz. Under an employment agreement effective April 5, 1999, Ms. Bibliowicz serves as the Company’s President and Chief Executive Officer. The agreement terminates on April 5, 2005 and will automatically renew for one year periods unless, at least 180 days before a renewal date, notice is given by NFP or Ms. Bibliowicz to the other party that the agreement will not be extended. The agreement provides for an annual base salary of $600,000, subject to upward adjustment at the sole discretion of the Board of Directors. Ms. Bibliowicz is also entitled to an annual bonus. Ms. Bibliowicz was granted stock options to purchase 400,000 shares of the Company’s Common Stock as of the date of the employment agreement. In addition, the agreement provides that if AIFIV acquires, from time to time after the date of the agreement, more than 10,000,000 additional shares of the Company’s Common Stock, Ms. Bibliowicz would be granted additional options to purchase a number of shares equal to 4% of the number of shares acquired by AIFIV in excess of 10,000,000 shares up to a maximum of 12,500,000 shares of the Company’s Common Stock at a price per share of $10.00. Ms. Bibliowicz earned 100,000 options in April 2000 pursuant to this provision, which options were awarded as of April 1999, in light of an additional investment of $25,000,000 by AIFIV. Ms. Bibliowicz is also entitled to participate in employee benefit plans and long-term incentive compensation programs other than stock option programs on the same basis as other senior executives of NFP. If Ms. Bibliowicz’s employment is terminated without cause or by Ms. Bibliowicz for good reason, including a material diminution in Ms. Bibliowicz’s duties, Ms. Bibliowicz is entitled to receive two years’ annual base salary at the annualized rate in effect on the termination date, a pro-rated annual bonus and other amounts. Ms. Bibliowicz is subject to certain noncompetition and nonsolicitation covenants until 18 months after the date her employment is terminated.

R. Bruce Callahan. Mr. Callahan serves as Chairman and Chief Executive Officer of NFPISI under an employment agreement effective January 1, 2003 through May 1, 2006. The agreement provides Mr. Callahan with annual base compensation of $400,000. Mr. Callahan is also eligible to receive an annual bonus determined by the Compensation Committee of the Board of Directors, based on his performance and certain objective standards. Mr. Callahan is also entitled to participate in the formal employee benefit plans and programs of NFPISI on the same basis as other employees. In the event Mr. Callahan’s employment is terminated by him for good reason or by NFPISI, other than a termination by NFPISI for cause, death or disability, NFPISI is obligated to pay Mr. Callahan his base salary for the remainder of the employment term and to fully vest all of his stock option awards. During the period of his employment under the employment agreement plus two additional years, Mr. Callahan is subject to certain nonsolicitation covenants. If his employment terminates prior to May 1, 2005, Mr. Callahan will be subject to certain noncompetition covenants until May 1, 2006; if his employment terminates on or after May 1, 2005, he will be subject to these noncompetition covenants for one year.

Robert R. Carter. Mr. Carter serves as President of NFPISI under an employment agreement effective January 1, 2003 through May 1, 2006. The agreement provides Mr. Carter with annual base compensation of $400,000. Mr. Carter is also eligible to receive an annual bonus determined by the Compensation Committee of the Board of Directors, based on his performance and certain objective standards. Mr. Carter is also entitled to participate in the formal employee benefit plans and programs of NFPISI on the same basis as other employees. In the event Mr. Carter’s employment is terminated by him for good reason or by NFPISI, other than a termination by NFPISI for cause, death or disability, NFPISI is obligated to pay Mr. Carter his base salary for the remainder of the employment term and to fully vest all of his stock option awards. During the period of his employment under the employment agreement plus two additional years, Mr. Carter is subject to certain nonsolicitation covenants. If his employment terminates prior to May 1, 2005, Mr. Carter will be subject to certain noncompetition covenants until May 1, 2006; if his employment terminates on or after May 1, 2005, he will be subject to these noncompetition covenants for one year.

Jeffrey A. Montgomery. Mr. Montgomery serves as Chief Executive Officer and President of NFPSI under an employment agreement effective November 1, 2003 through October 31, 2005. The agreement provides Mr. Montgomery with annual base compensation of $300,000. Mr. Montgomery is also eligible to receive an annual bonus based on his performance and certain objective standards. Mr. Montgomery is also entitled to participate in the formal employee benefit plans and programs of NFPSI on the same basis as other executives. In the event Mr. Montgomery’s employment is terminated by him for good reason or by NFPSI, other than a termination by NFPSI for cause, death or disability, NFPSI is obligated to pay Mr. Montgomery his base salary for the remainder of the employment term and to vest all of his stock option awards so that the options become exercisable the earlier of (a) five years from the termination date and (b) the termination of the exercise period stated in the applicable stock option award agreement without regard to any provision in such agreement that reduces the length of the exercise period upon a termination of employment. During the period of his employment under the employment agreement plus two additional years, Mr. Montgomery is subject to certain nonsolicitation covenants. If his employment terminates prior to November 1, 2004, Mr. Montgomery will be subject to certain noncompetition covenants until October 31, 2005; if his employment terminates on or after November 1, 2004, he will be subject to these noncompetition covenants for one year. In the event

Mr. Montgomery is subject to a noncompetition covenant under the employment agreement, NFPSI will continue to pay him his base salary in accordance with the terms of the employment agreement, subject to certain exceptions, for a specified amount of time.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation Committee are Ms. Abramson (Chairman), Mr. Goldstein and Ms. Loessberg, none of whom is or has been an officer or an employee of the Company. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. In addition, Jessica Bibliowicz, the Company’s President and Chief Executive Officer, and Robert L. Rosen, a founder, former director and former president of NFP, were members of the Compensation Committee until August 4, 2003 and May 8, 2003, respectively. In February 2000 and March 2001, the Company loaned Mr. Rosen $2,000,000 and $469,492, respectively, to purchase the Company’s Common Stock. The loans were secured by the pledge of 200,000 and 26,828 shares of the Company’s Common Stock, respectively. Interest accrues on the unpaid principal at the lowest rate permitted by the Internal Revenue Code. The notes must be repaid with proceeds from the sale of the pledged shares at the rate of $10.00 per share plus any accrued interest on such amount. The Company’s recourse in the event of default under the loans is limited to the pledged shares that secure the loans.

Performance Graph

The following graph compares cumulative total stockholder return on the Company’s Common Stock with the S&P Composite 500 Stock Index and an industry index, the S&P Insurance Brokers Index, for the period from September 17, 2003 to December 31, 2003. The stock price performance on the graph below is not necessarily indicative of future performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Former Director

In February 2000 and March 2001, the Company loaned Robert L. Rosen, a founder and former director, $2,000,000 and $469,492, respectively, to purchase the Company’s Common Stock. The loans were secured by the pledge of 200,000 and 26,828 shares of the Company’s Common stock, respectively. Interest accrues on the unpaid principal at the lowest rate permitted by the Internal Revenue Code of 1986, as amended. The notes must be repaid with proceeds from the sale of the pledged shares at the rate of $10.00 per share plus any accrued interest on such amount. The Company’s recourse in the event of default under the loans is limited to the pledged shares that secure the loans.

PROPOSAL I.  ELECTION OF DIRECTORS

The current term of office of the Company’s directors expires at the 2004 Annual Meeting. The Nominating and Corporate Governance Committee and the Board of Directors have nominated and are recommending the election of each of the nominees set forth below as a director of the Company to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, in accordance with the By-Laws of the Company. Each nominee is currently a director of the Company. Should any nominee become unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a substitute nominee designated by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee, unless the Board of Directors reduces the number of directors. At present, it is anticipated that each nominee will be a candidate.

Name	Age as of January 1, 2004	Year First Elected to Serve as Director
Jessica M. Bibliowicz	44	1999
Stephanie W. Abramson	59	2003
Arthur S. Ainsberg	56	2003
Marc E. Becker	31	1999
Matthew Goldstein	62	2003
Shari Loessberg	43	2003
Marc J. Rowan	41	1999

More detailed biographical information relating to the nominees for election to the Board of Directors is set forth on page 5.

The Board of Directors recommends a vote FOR each of the persons nominated by the Board, and your proxy will be so voted unless you specify otherwise. Under the By-Laws of NFP, the affirmative vote of a majority of the votes cast with respect to this Proposal is required for the election of directors. A vote that is withheld with respect to the election of one or more nominees will be treated as “present” for quorum purposes but will be counted as a vote against election of such nominee or nominees.

PROPOSAL II.  APPROVAL OF MANAGEMENT INCENTIVE PLAN

The management incentive plan was adopted by the Board of Directors on March 10, 2004. The management incentive plan (which may be referred to herein as the “bonus plan”) will be effective January 1, 2004, subject to your approval pursuant to this Proposal II.

The Board of Directors believes that the adoption of the bonus plan is necessary to meet NFP’s objectives of attracting, retaining and compensating employees, and maximizing the financial efficiency of NFP’s executive compensation program through the delivery of performance-based compensation that is fully tax deductible by the Company.

Background

Section 162(m)

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility for tax purposes of compensation in excess of $1 million per year per person paid by a publicly traded corporation to the following individuals who are employed as of the end of the corporation’s tax year: the Chief Executive Officer and the four other most highly compensated executive officers named in the summary compensation table of this Proxy Statement (“covered employees”). Compensation that qualifies under Section 162(m) as “performance-based” compensation is, however, exempt from the $1 million deductibility limitation.

The bonus plan is intended to enable the Company to grant awards that satisfy the requirements of a performance-based compensation program under Section 162(m), including the requirement that the compensation be paid solely on account of the attainment of pre-established, objective performance goals. However, in order for compensation granted pursuant to the bonus plan to qualify as performance-based compensation under Section 162(m), the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders prior to payment. For this reason NFP is asking you to approve the bonus plan.

Plan Description

The following is a summary of the material provisions of the bonus plan. The summary is qualified in its entirety by the specific language of the bonus plan, which is attached hereto as Appendix B.

Purposes

The purposes of the bonus plan are to reinforce corporate, organizational and business-development goals, to promote the achievement of year-to-year financial and other business objectives, and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities.

Administration

The bonus plan will be administered by the Compensation Committee of the Board of Directors, which is comprised of directors who qualify as “outside directors” within the meaning of Section 162(m). The Compensation Committee has broad authority to administer the bonus plan and to exercise all the powers and authorities necessary or advisable for the administration of the bonus plan, including the specific authority to:

•	determine who will participate in the bonus plan;

•	determine the terms and conditions of awards and when awards will be granted;

•	determine the performance goals applicable to awards;

•	interpret the bonus plan and awards under the plan; and

•	establish, amend and rescind rules and regulations relating to the bonus plan.

Eligibility

The Compensation Committee will designate those employees of the Company and its subsidiaries or affiliates who will be eligible under the bonus plan with respect to any performance period. The Compensation Committee has as of the date of this Proxy Statement designated the Company’s senior officers (10 individuals) as eligible to participate in the bonus plan for fiscal year 2004. The final number of employees who will be eligible for participation in the bonus plan for the Company’s fiscal year 2004 has not yet been determined by the Compensation Committee.

General Terms of Awards

The Compensation Committee will specify, for any performance period, the performance goals applicable to each award and, if applicable, the minimum, target and maximum levels applicable to each performance goal. Performance periods under the bonus plan are expected to coincide with the Company’s fiscal year.

Unless otherwise provided by the Compensation Committee, payment of awards under the bonus plan will be made only if and to the extent that the performance goals for the performance period are attained. In addition, in the case of participants in the bonus plan who are “covered employees” under Section 162(m), the Compensation Committee must certify that the performance goals applicable to their awards have been achieved.

The Compensation Committee may in its discretion increase (subject to the limitation discussed below, “Maximum Award Amounts”) or decrease the amounts otherwise payable to bonus plan participants upon the achievement of the applicable performance goals, except that the Compensation Committee may not use its discretion to increase the amount otherwise payable to a “covered employee.”

Determination of Performance Goals

The Compensation Committee will specify, for each performance period under the bonus plan, the performance goals that will apply to each award and, if applicable, minimum, target and maximum levels applicable to each performance goal. The Compensation Committee may base performance goals on one or more of the following criteria, determined in accordance with generally accepted accounting principles (“GAAP”), where applicable:

•	pre-tax income or after-tax income;

•	earnings including operating income, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	GAAP net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets;

•	goals based on either of the two performance goals listed immediately above, determined on a per share basis;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on revenues;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total stockholder return;

•	earnings from continuing operations;

•	the number of acquisitions consummated;

•	the value of acquisitions consummated;

•	the amount of the base earnings of acquisitions (defined in the bonus plan as being the cumulative preferred portion of target earnings of acquisitions that are capitalized by the Company at the time of the acquisition) during a stated period;

•	cost targets, reductions and savings, productivity and efficiencies;

•	a sale of the Company or any of the Company’s subsidiaries or the assets of the Company or any of the Company’s subsidiaries; or

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions.

Performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. To the extent not inconsistent with Section 162(m), the Compensation Committee will have the authority to make equitable adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. For fiscal year 2004, performance goals under the bonus plan will be based on GAAP net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets. The bonuses payable under the bonus plan may be adjusted upward or downward (but only downward in the case of covered employees) to take into consideration other financial and non-financial factors as the Compensation Committee may determine.

Payment of Awards

Annual bonuses that are earned for any performance period will be paid, in the Compensation Committee’s discretion, in cash (on either a current or deferred basis) or in the form of equity-based awards under an equity compensation plan that has been approved by the Company’s stockholders. In order to receive payment, unless otherwise determined by the Compensation Committee, a participant must be employed by the Company or one of its subsidiaries or affiliates at the time an award under the bonus plan would be paid in the absence of a deferral.

Maximum Award Amounts

In no event will payment of an award under the bonus plan for any performance period be made to a “covered employee” in an amount that exceeds $5 million.

Amendment and Termination

The bonus plan may be amended or terminated by the Compensation Committee or the Board of Directors. However, no amendment to the bonus plan that requires stockholder approval in order for the bonus plan to continue to comply with Section 162(m) or any other law, regulation or rule will be effective unless the amendment is approved by the Company’s stockholders. In addition, no amendment that would adversely affect the rights of any bonus plan participant may be made without that participant’s consent.

New Plan Benefits

Future amounts payable under awards granted or to be granted under the bonus plan are not determinable, since such amounts are and will be subject to satisfaction of performance goals established by the Compensation Committee, as well as being subject to the Compensation Committee’s determination, in its discretion, as to whom and in what amounts awards will be granted under the bonus plan. Bonuses paid for 2003 to each of the Named Executive Officers are set forth on the Summary Compensation Table on page 18 of this Proxy Statement. Aggregate bonuses paid for 2003 to all of the Company’s executive officers as a group (10 persons, including the individuals named in the Summary Compensation Table) totaled $3,575,000; and aggregate bonuses paid for 2003 to all employees other than the Company’s executive officers (160 persons) totaled $3,202,800.

The Board of Directors recommends a vote FOR Proposal II, and your proxy will be so voted unless you specify otherwise. Under Section 162(m) and the By-Laws of NFP, the affirmative vote of a majority of the Company’s Common Stock that is cast with respect to this Proposal is required to approve the bonus plan. An abstention from voting on this matter will be treated as “present” for quorum purposes and will be counted as a negative vote as to this Proposal. If the Company does not obtain stockholder approval for the bonus plan, the Company will seek alternatives for providing appropriate incentive compensation to employees.

PROPOSAL III.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors to conduct the audit of the Company’s books and records for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP also served as the Company’s independent auditors for the previous fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. The Audit Committee is directly responsible for the appointment and retention of the Company’s independent auditors. Although ratification by stockholders is not required by the Company’s organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by stockholders of its selection of PricewaterhouseCoopers LLP as the Company’s independent auditors is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and your proxy will be so voted unless you specify otherwise. Under the By-Laws of NFP, the affirmative vote of a majority of the Company’s Common Stock that is cast with respect to this Proposal is required to approve the ratification of PricewaterhouseCoopers LLP. An abstention from voting on this matter will be treated as “present” for quorum purposes and will be counted as a negative vote as to this Proposal.

FEES PAID TO INDEPENDENT AUDITORS

The fees described below were paid to PricewaterhouseCoopers LLP (“PwC”).

Audit and Audit Related Fees aggregated $3.6 million and $0.7 million for the years ended December 31, 2003 and 2002, respectively, and were composed of the following:

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the audits of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q in the fiscal year 2003, other statutory and regulatory filings and comfort letters and consents related to registration statements filed with the SEC for the fiscal year 2003 were $3.4 million and $0.6 million, respectively.

Audit Related Fees

In addition to Audit Fees, PwC has billed the Company $0.2 million and $0.1 million for the fiscal years ended December 31, 2003 and 2002, respectively, for Audit Related Fees for assurance and related services. These services related to employee benefits plan audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

PwC has billed the Company approximately $7,000 and $72,000, in the aggregate, for the fiscal years ended December 31, 2003 and 2002, respectively, for services rendered to the Company for tax compliance and tax advice.

All Other Fees

The aggregate fees billed by PwC for services rendered to the Company, other than the services described above under Audit Fees, Audit Related Fees and Tax Fees, for the fiscal years ended December 31, 2003 and 2002 were approximately $1,500 in each such fiscal year. These services related to subscriptions for access to electronic financial reporting and assistance tools.

Audit Committee Approval of Fees

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. Before the auditor is engaged by NFP to render audit or non-audit services, the engagement is approved by the Audit Committee.

All work performed by PwC as described above under the captions Audit Fees, Audit Related Fees, Tax Fees and All Other Fees has been approved in advance by the Audit Committee. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

OTHER MATTERS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2005 Annual Meeting must do so no later than December 17, 2004.

ACCESS TO PROXY MATERIALS

If your shares are registered in your own name with the Company’s transfer agent, you may elect to receive the Company’s Annual Report or Proxy Statement electronically by contacting Mellon Investor Services LLC (a) by mail at 85 Challenger Road, Ridgefield Park, NJ 07660 or (b) by e-mail at shrrelations@melloninvestor.com. Stockholders owning shares through a bank, broker or other holder of record should contact the record holder for information regarding electronic delivery of materials. An election to receive materials through the Internet will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the stockholder. Stockholders who elect to access proxy materials on the Internet may request prompt delivery of a hard copy of the Company’s Annual Report or Proxy Statement by contacting the Company at (212) 301-4000 or by writing to the Investor Relations Department of the Company at 787 Seventh Avenue, 49th Floor, New York, NY 10019.

REPORTS

The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Investor Relations Department of the Company at the address below. This Proxy Statement, the Company’s 2003 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the Company’s website at http://www.nfp.com/ir/, and a copy of the 2003 Annual Report to Stockholders is included in this mailing. The 2003 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website other than the Proxy Statement, are not part of the Company’s proxy soliciting materials.

By order of the Board of Directors,

DOUGLAS W. HAMMOND

General Counsel and Corporate Secretary

April 15, 2004

Appendix A

AMENDED AND RESTATED CHARTER OF THE

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF

NATIONAL FINANCIAL PARTNERS CORP.

AS ADOPTED BY THE BOARD ON MARCH 10, 2004

I.	PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of National Financial Partners Corp. (the “Company”) is to:

A.	Assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditors and (v) the Company’s management of market, credit, liquidity and other financial and operational risks; and

B.	Prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

II.	COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall each have been determined by the Board to be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and, as applicable, under the Sarbanes-Oxley Act of 2002 (the “2002 Act”). The Board shall also determine that each member is “financially literate” and that at least one member has “accounting or related financial management expertise,” in each case as such qualifications are defined by the NYSE. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee. No member of the Committee may receive any compensation from the Company other than (i) director’s fees, which may be received in cash, Common Stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Members of the Committee shall be appointed by the Board based on the recommendations of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson; provided that, if the Board does not so designate a chairperson, the members of the Committee, by majority vote, may designate a chairperson. The Committee shall meet at least once during each fiscal quarter, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

The Committee may invite such members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

IV.	COMMITTEE DUTIES AND RESPONSIBILITIES

The following are the duties and responsibilities of the Committee, consistent with and subject to applicable laws, rules and regulations promulgated by the SEC, NYSE or any other applicable regulatory authority:

A.	To meet with the independent auditors, the Company’s management, the Director of Internal Audit and such other personnel as it deems appropriate and discuss such matters as it considers appropriate,

including the matters referred to below. The Committee must meet separately with the independent auditors, the Company’s management, and the Director of Internal Audit periodically, normally at least once each fiscal quarter.

B.	To decide whether to appoint, retain or terminate the Company’s independent auditors, including sole authority to approve all audit engagement fees and terms and to pre-approve all audit and non-audit services to be provided by the independent auditors. The Committee shall monitor and evaluate the auditors’ qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the independent auditors (including resolving disagreements between management and the auditor regarding financial reporting). In conducting such evaluations, the Committee shall:

(1)	At least annually, obtain and review a report by the independent auditors describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company (including information the Company determines is required to be disclosed in the Company’s proxy statement as to services for audit and non-audit services provided to the Company and those disclosures required by Independence Standards Board Standard No. 1, as it may be modified or supplemented).

(2)	Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

(3)	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors.

(4)	Take into account the opinions of management and the Director of Internal Audit.

(5)	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

The Committee shall present its conclusions with respect to the independent auditors to the Board for its information at least annually.

C.	To obtain from management in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used and all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, which report will be reviewed and concurred with by the independent auditors, and to obtain from the independent auditors any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences.

D.	To discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements and drafts of the Company’s periodic reports, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and to discuss with the Company’s Chief Executive Officer and Chief Financial Officer their certifications to be provided pursuant to Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented and whether any significant deficiencies exist in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any

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material weaknesses exist in internal controls, or any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Committee shall discuss, as applicable: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

E.	To discuss with the independent auditors on at least an annual basis the matters required to be discussed by Statement of Accounting Standards No. 61, as it may be modified or supplemented, as well as any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and any significant disagreements with management and management’s responses thereto. Among the items the Committee will consider discussing with the independent auditors are: any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); any substantive communications between the audit team and the independent auditor’s national office with respect to auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company to the extent not addressed in Section IV. D. above. The discussion shall also include the responsibilities, budget and staffing of the Company’s internal audit function.

F.	To discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Discussion of earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

G.	To discuss with management and, as appropriate, the independent auditors periodically, normally on at least an annual basis:

(1)	The independent auditors’ annual audit scope, risk assessment and plan.

(2)	The form of independent auditors’ report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards.

(3)	Comments by the independent auditors on internal controls and significant findings and recommendations resulting from the audit.

H.	To appoint the Director of Internal Audit in consultation with management. In connection with such appointment, the Director of Internal Audit shall report functionally to the Committee and administratively to the Company’s CEO. The annual compensation of the Director of Internal Audit shall be determined by the Committee in consultation with management, subject to the approval of the Compensation Committee of the Board.

I.	To discuss with management and the Director of Internal Audit periodically, normally on at least an annual basis:

(1)	The adequacy of the Company’s internal controls and disclosure controls and procedures.

(2)	The annual internal audit plan, risk assessment, including the results of the annual financial risk assessment conducted by the Company’s finance department and the Director of Internal Audit, and significant findings and recommendations and management’s responses thereto.

(3)	Internal audit staffing.

(4)	The internal audit function and responsibilities and any scope restrictions encountered during the execution of internal audit responsibilities.

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J.	To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

K.	To establish policies governing the hiring by the Company of any current or former employee of the Company’s independent auditors. These policies shall provide that no former employee of the independent auditors who was a member of the Company’s audit engagement team may undertake a financial reporting oversight role at the Company within one year of the date of the commencement of procedures for a review or audit.

L.	To discuss with management periodically, normally on at least an annual basis, management’s assessment of the Company’s market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

M.	To discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies.

N.	To obtain assurance from the independent auditors that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

O.	To produce the reports described under “Committee Reports” below.

P.	To discharge any other duties or responsibilities delegated to the Committee by the Board from time to time.

V.	COMMITTEE REPORTS

The Committee shall produce the following reports and provide them to the Board:

A.	Any report, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

B.	An annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

VI.	DELEGATION TO SUBCOMMITTEE

The Committee may, in its discretion, delegate a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VII.	RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate.

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Appendix B

NATIONAL FINANCIAL PARTNERS CORP.

MANAGEMENT INCENTIVE PLAN

1.    Purposes; Interpretation. The purposes of the National Financial Partners Corp. Management Incentive Plan are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year financial and other business objectives; and to reward the performance of individual officers and other key employees in fulfilling their personal responsibilities. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

2.    Definitions. The following terms, as used herein, shall have the following meanings:

(a)    “Acquisition” means the acquisition, in whole or in part, by the Company or any parent or subsidiary of the Company of any equity securities or assets of a business.

(b)    “Award” shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

(c)    “Base Earnings” shall mean the cumulative preferred portion of Target Earnings of Acquisitions that NFP capitalizes at the time of an Acquisition.

(d)    “Board” shall mean the Board of Directors of the Company.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)    “Committee” shall mean the Compensation Committee of the Board.

(g)    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

(h)    “Company” shall mean National Financial Partners Corp. and its successors.

(i)    “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)    “Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

(l)    “Performance Goals” shall mean performance goals determined by the Committee in its sole discretion. Such goals may be based on one or more of the following criteria, determined in accordance with generally accepted accounting principles (“GAAP”), where applicable: (i) pre-tax income or after-tax income; (ii) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) GAAP net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) any of the criteria included in 2(l)(ii) and (iii) above measured on a per share basis; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (ix) economic value created; (x) operating margin or profit margin; (xi) stock price or total stockholder return; (xii) earnings from continuing operations; (xiii) the number of Acquisitions consummated; (xiv) the value of Acquisitions consummated; (xv) the amount of the Base Earnings of Acquisitions during a stated period; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) a sale of the Company or any subsidiary of the Company or any of their respective assets; and (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Without limiting the generality of the foregoing, to the extent not inconsistent with Section 162(m) of the Code, the Committee shall have the authority to make equitable adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The Performance Goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned. Achievement of each of the foregoing Performance Goals shall be subject to certification by the Committee.

(m)    “Performance Period” shall mean, unless the Committee determines otherwise, a period of no longer than 12 months.

(n)    “Plan” shall mean the National Financial Partners Corp. Management Incentive Plan, as amended from time to time.

(o)    “Target Earnings” shall mean the estimated annual operating cash flow of Acquisitions at the time of the Acquisition, which is defined as cash revenue of the business less cash and non-cash expenses, other than amortization, depreciation and compensation to the business’s owners or individuals who subsequently become independent contractors who manage the business following the Acquisition.

3.    Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine all of the terms and conditions (including but not limited to the Performance Goals) relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled or forfeited; to make adjustments in the Performance Goals as provided in Section 1(l) hereof; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Committee shall consist of two or more persons, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that in no event shall the Committee delegate its authority with respect to a Covered Employee. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any Company shareholder.

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4.    Eligibility. Awards may be granted to officers and other employees of the Company or its subsidiaries or affiliates selected by the Committee in its sole discretion. Subject to Section 5(a) below, in determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Terms of Awards.

(a)    In General. The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award and, if applicable, minimum, target and maximum levels applicable to each Performance Goal. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant’s annual base salary or on such other basis as the Committee may determine. Unless otherwise determined by the Committee, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained.

(b)    Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 5, in no event shall payment in respect of an Award granted for a Performance Period be made to a Participant who is or is reasonably expected to be a Covered Employee in an amount that exceeds $5 million. The Committee may, in its sole discretion, increase (subject to the maximum amount set forth in this Section 5(b)) or decrease the amounts otherwise payable to Participants upon the achievement of Performance Goals under an Award; provided, however, that in no event may the Committee so increase the amount otherwise payable to a Covered Employee pursuant to an Award.

(c)    Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made, in the Committee’s discretion, in cash (either within a reasonable period after the end of the Performance Period or on a deferred basis under rules promulgated by the Committee) and/or in the form of equity-based awards under an equity compensation plan that has been approved by the Company’s shareholders; provided, however, that, unless otherwise determined by the Committee, in order to receive payment in respect of an Award, a Participant must be employed by the Company or one of its affiliates on the day payment would be made in the absence of any deferral. In addition, in the case of Participants who are Covered Employees, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

6.    General Provisions.

(a)    Compliance With Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)    Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

(c)    Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment among Participants. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or under such Award or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(d)    Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

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(e)    Withholding Taxes. The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

(f)    Amendment and Termination of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or to comply with any other law, regulation or rule shall be effective unless the same shall be approved by the requisite vote of the Company’s shareholders. Notwithstanding the foregoing, no amendment or termination of the Plan shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(g)    Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)    Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

(i)    Effective Date. The Plan shall take effect as of January 1, 2004, subject to the approval of the Company’s shareholders at the 2004 annual meeting.

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN

Item I – THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF
THE NOMINEES FOR DIRECTOR NAMED BELOW.

To fill seven director seats of the Company to serve until the Company’s 2005

Annual Meeting of Stockholders or until their successors are duly elected

				Item II – THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE MANAGEMENT INCENTIVE PLAN. To approve adoption of the Management Incentive Plan.	☐	☐	☐

		FOR ALL	WITHHOLD FOR ALL		FOR	AGAINST	ABSTAIN
Nominees are:	01 Stephanie Abramson 02 Arthur Ainsberg 03 Marc Becker 04 Jessica Bibliowicz 05 Matthew Goldstein 06 Shari Loessberg 07 Marc Rowan	☐	☐

Item III –THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR THE

APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT

AUDITOR.

To appoint PricewaterhouseCoopers LLP
as the Company’s independent auditor for
the fiscal year ending December 31, 2004.

					☐	☐	☐
☐	WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEE(S) (List names in the space provided below)

	___________________________________			Please mark this box if you plan to attend the Annual Meeting			☐

Signature and Title (if applicable):	Signature and Title (if applicable):	Date:

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, all holders should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should include their full titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If the signer is a partnership, please sign in partnership name by an authorized person, indicating such individual’s official position or representative capacity.

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Vote by Internet, or Telephone or Mail

24 Hours a Day, 7 Days a Week

Votes will be accepted via the Internet and telephone through May 18, 2004, 11:59 PM Eastern Time.

Internet		Telephone		Mail
http://www.eproxy.com/nfp	OR	1-800-435-6710	OR
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,

YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

You can view the 2004 Annual Report to Stockholders and

the Proxy Statement on the Internet at www.nfp.com/ir.

PROXY CARD

NATIONAL FINANCIAL PARTNERS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2004

The undersigned stockholder of National Financial Partners Corp. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2004, and hereby appoints Jessica M. Bibliowicz and Douglas W. Hammond, and each of them, with full power of substitution, as Proxy or Proxies. Said Proxy or Proxies will vote all shares of the Common Stock of the undersigned, in accordance with the instructions printed on the reverse, at the Annual Meeting of Stockholders of National Financial Partners Corp. to be held on May 19, 2004, and at any adjournments or postponements thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and, in their discretion, with respect to such other matters as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

Please mark this proxy on the reverse side to vote on the three proposals. If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign the reverse side; no boxes need to be marked.

To be marked, dated and signed on the reverse side.

Address Change/Comments (Mark the corresponding box on the reverse side)

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